Exhibit  11        Statement re. Computation of Per Share Earnings



                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


The following calculation of per share earnings is based on the average number of shares outstanding for the year ended August 31, 2005.

Average number of shares outstanding for the year
       ended August 31, 2005:                               1,295,000 shares (i)

Loss  for  the year ended August 31, 2005                   $ 13,105

Net  loss  per  common  share                               $ (0.01)
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(i)     Subsequent  to  the  year end, the Company issued 990,000 common shares.